EXHIBIT 99.2

Contact:
Jennifer Flachman
AMERCO Investor Relations
(602) 263-6601
Flachman@amerco.com

REPUBLIC WESTERN INSURANCE COMPANY ANNOUNCES ORDER FROM ARIZONA DEPARTMENT OF INSURANCE LIFTING ADMINISTRATIVE SUPERVISION

Phoenix, June 9, 2005 —Republic Western Insurance Company (Repwest), a subsidiary of AMERCO (Nasdaq: UHAL), announced today that the Arizona Department of Insurance (ADOI) has signed an Order releasing the Company from administrative supervision. Repwest was placed under supervision on May 20, 2003.

Repwest has been domiciled in Arizona as a property and casualty insurance company since 1973. The Company employs 250 professionals and operates claims adjusting offices in seven states. Repwest has been a pioneer in developing innovative products for U-Haul self-move and storage customers.

“Our focus going forward will remain on supporting the insurance needs of U-Haul and its customers and independent self-storage providers,” said Richard Amoroso, president of Republic Western Insurance Company. “It is through the collective hard work and dedication of our employees and the employees at AMERCO and U-Haul that Repwest is able to achieve our objectives,” concluded Amoroso.

###